Exhibit 99.3

CERTIFICATION OF FINANCIAL REPORTS PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-QSB filed by CNB Holdings, Inc. (the “Issuer”) for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer [on the dates and for the periods presented therein].

CNB HOLDINGS, INC.

Date: May 20, 2003	By:	/s/ HIAWATHA NICELY, JR.
Hiawatha Nicely, Jr. Chief Executive Officer

Date: May 20, 2003	By:	/s/ PHILLIP M. BAKER
Phillip M. Baker Chief Financial Officer